Exhibit 10.3

GUARANTY

THIS GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of August [  ], 2012 by and among each of the Subsidiaries of A123 Systems, Inc. (the “Borrower”) listed on the signature pages hereto (each an “Initial Guarantor”) and those additional Subsidiaries of the Borrower which become parties to this Guaranty by executing a supplement hereto (a “Guaranty Supplement”) in the form attached hereto as Annex I (such additional Subsidiaries, together with the Initial Guarantors, the “Guarantors”), in favor of Wanxiang America Corporation (“Wanxiang”), as Agent (the “Agent”), for the benefit of the Lender (as defined below) under the Loan Agreement described below and the Holders (as defined below; the Agent, the Lender and the Holders, collectively, the “Secured Parties”) under the Securities Purchase Agreement described below.  Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

W I T N E S S E T H :

WHEREAS, the Borrower and Wanxiang, as Lender (the “Lender”) have entered into that certain Loan Agreement dated as of August 15, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), which Loan Agreement provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lender to or for the benefit of the Borrower;

WHEREAS, the Borrower and Wanxiang Clean Energy USA Corp. (the “Purchaser” and, together with all holders of the Senior Secured Convertible Notes, the “Holders”) have entered into that certain Securities Purchase Agreement dated August 15, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), which Securities Purchase Agreement provides, subject to the terms and conditions thereof, for the purchase by the Purchaser and/or its Affiliates of the Senior Secured Convertible Notes (the Senior Secured Convertible Notes, together with the Securities Purchase Agreement, the Loan Agreement and the other Loan Documents, the “Guaranteed Documents”);

WHEREAS, it is a condition precedent to the extensions of credit by the Lender under the Loan Agreement and the purchase by the Purchaser and/or its Affiliates under the Securities Purchase Agreement that each of the Guarantors execute and deliver this Guaranty, whereby each of the Guarantors, pursuant to the terms herein and with full recourse, shall guarantee the payment when due of all Secured Obligations; and

WHEREAS, in consideration of the direct and indirect financial and other support and benefits that the Borrower has provided, and such direct and indirect financial and other support and benefits as the Borrower may in the future provide, to the Guarantors, and in consideration of the increased ability of each Guarantor that is a Subsidiary of the Borrower to receive funds through contributions to capital, and for each Guarantor to receive funds through intercompany advances or otherwise, from funds provided to the Borrower pursuant to the Loan Agreement and the Securities Purchase Agreement and the flexibility provided by the Loan Agreement and the Securities Purchase Agreement for each Guarantor to do so which significantly facilitates the business operations of the Borrower and each Guarantor and in order to induce the Lender to enter into the Loan Agreement, and to make the Loans and the other financial accommodations to the Borrower and to cause the issuance of the Letter of Credit described in the Loan Agreement and to induce the Purchaser to enter into the Securities Purchase Agreement, each of the Guarantors is willing to guarantee the Secured Obligations under the Guaranteed Documents;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Representations, Warranties and Covenants.  Each of the Guarantors represents and warrants to the Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Guaranteed Documents on the Effective Date, and thereafter on each date as required by Sections 4.02 and 4.03 of the Loan Agreement that:

(a)           It (i) is a corporation, partnership, limited liability company or other type of entity duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept is applicable) under the laws of each jurisdiction where the business conducted by it makes such qualification necessary, except, with respect to each case under this clause (ii), where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite corporate, partnership or limited liability company power and authority, as the case may be, to own, operate and encumber its property and to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted, except to the extent that the failure to have such authority could not reasonably be expected to result in a Material Adverse Effect.

(b)           It has the requisite corporate, limited liability company, partnership or other type of entity, as applicable, power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, limited liability company, partnership proceedings or other required proceedings, including any required shareholder, member or partner approval, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.

(c)           Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (i) conflict with the charter or other organizational documents of such Guarantor, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any law, rule, regulation, order, writ, judgment, injunction, decree or award (including, without limitation, any environmental property transfer laws or regulations) applicable to such Guarantor or any provisions of any indenture, instrument or agreement to which the Borrower or any of the Borrower’s Subsidiaries is party or is subject or by which it or its property is bound or affected, or require termination of any such indenture, instrument or agreement, (iii) result in the creation or imposition of any Lien whatsoever upon any of the property or assets of such Guarantor, other than Liens permitted or created by the Guaranteed Documents, or (iv) require any approval of such Guarantor’s board of directors, shareholders, members, partners or unitholders except such as have been obtained.  The execution, delivery and performance by such Guarantor of each of the Guaranteed Documents to which such Guarantor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any environmental property transfer act or environmental laws or regulations, except filings, consents or notices which have been made or, with respect to any such filings, consents or notices that are not required to be made prior to the execution by any such Guarantor of the Guaranteed Documents, which will be made in the normal course of business of such Guarantor.

(d)           It has no Indebtedness other than Indebtedness permitted under Section 6.01 of the Loan Agreement.

In addition to the foregoing, each of the Guarantors covenants that, so long as any Secured Obligations (including, without limitation, all payments due or to become due under Section 2.06 of the Loan Agreement but excluding any inchoate indemnity obligations under Section 8.03 of the Loan Agreement) shall remain unpaid or unperformed, it will fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Loan Agreement or any other Guaranteed Document.

SECTION 2.           The Guaranty.  Each of the Guarantors hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations, including, without limitation, (i) the principal of and interest on each Loan made to the Borrower pursuant to the Loan Agreement, (ii) obligations owing under or in connection with the Letter of Credit, (iii) all other amounts payable by the Borrower under the Loan Agreement, (iv) the principal of and interest on the Senior Secured Convertible Notes, (v) all other amounts payable by the Borrower under the Senior Secured Convertible Notes, the Securities Purchase Agreement and the other Guaranteed Documents, and (vi) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Guaranteed Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”).  Upon the failure by the Borrower, or any of its Affiliates, as applicable, to pay punctually any such amount or perform such obligation, subject to any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Loan Agreement or the relevant other Guaranteed Document, as the case may be.  Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

SECTION 3.           Guaranty Unconditional.  The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)            any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(ii)           any modification or amendment of or supplement to the Loan Agreement, the Senior Secured Convertible Notes or any other Guaranteed Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(iii)          any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(iv)          any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

(v)           the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Secured Parties or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)          the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Loan Agreement, the Senior Secured Convertible Notes or any other Guaranteed Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(vii)         the failure of the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(viii)        the election by the Agent, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(ix)           any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(x)            the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Agent for repayment of all or any part of the Guaranteed Obligations;

(xi)           the failure of any other Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(xii)          any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Agent, any other Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.

Notwithstanding the terms of this Section 3, each Guarantor does not waive its right to any release or discharge in connection with the payment in full of the Guaranteed Obligations pursuant to Section 4, subject to the reinstatement provisions set forth in Section 4, and the failure of the Agent to provide such Guarantor notice that payment or performance of the Guaranteed Obligations is owed under this Guaranty.

SECTION 4.           Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances.  Each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash (other than contingent indemnification obligations and expense reimbursement obligations to the extent that, in each case, no claims giving rise thereto have been asserted), at which time, subject to all the foregoing conditions, the guarantees made hereunder shall automatically terminate and subject to the reinstatement provisions in this Section 4, this Guaranty shall be of no further force or effect.  If at any time any payment of any Guaranteed Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by the Agent in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.  The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated, but if currency control or exchange regulations are imposed in the country which issues such currency with the result that such currency (the “Original Currency”) no longer exists or the relevant Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in dollars in an amount equal to the amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Guarantor takes all risks of the imposition of any such currency control or exchange regulations.

SECTION 5.           General Waivers; Additional Waivers.

(a)           General Waivers.  Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice (other than notice that the Guaranteed Obligations are due and payable under this Guaranty) not provided for herein or under the other Guaranteed Document, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(b)           Additional Waivers.  Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:

(i)            any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii)           (1) notice of acceptance hereof; (2) notice of any Loans, the Letter of Credit or other financial accommodations made or extended under the Guaranteed Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Agent and the other Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Guaranteed Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Guaranteed Documents) and demands to which each Guarantor might otherwise be entitled;

(iii)          its right, if any, to require the Agent and the other Secured Parties to proceed against the Guarantors in any particular order, to allocate the Guaranteed Obligations in any manner between the Guarantors, or to institute suit against, or to exhaust any rights and remedies which the Agent and the other Secured Parties has or may have against, the other Guarantors or any third party, or against any Collateral provided by the other Guarantors, or any third party; each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash pursuant to the terms of the Guaranteed Documents) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv)          (a) any rights to assert against the Agent and the other Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Agent and the other Secured Parties; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of:  (1) the impairment or suspension of the Agent’s and the other Secured Parties’ rights or remedies against the other guarantor of the Guaranteed Obligations; (2) the alteration by the Agent and the other Secured Parties of the Guaranteed Obligations; (3) any discharge of the other Guarantors’ obligations to the Agent and the other Secured Parties by operation of law as a result of the Agent’s and the other Secured Parties’ intervention or omission; or (4) the acceptance by the Agent and the other Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

(v)           any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Agent and the other Secured Parties; or (b) any election by the Agent and the other Secured Parties under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantors.

Notwithstanding the terms of this Section 5, each Guarantor does not waive its right to any release or discharge in connection with the payment in full of the Guaranteed Obligations pursuant to Section 4, subject to the reinstatement provisions set forth in Section 4, and the failure of Lender to provide such Guarantor notice that payment or performance of the Guaranteed Obligations is owed under this Guaranty.

SECTION 6.           Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(a)           Subordination of Subrogation.  Until the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash (other than contingent indemnification obligations and expense reimbursement obligations to the extent that, in each case, no claims giving rise thereto have been asserted), the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Agent and the other Secured Parties now has or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Agent and the other Secured Parties to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Agent and the other Secured Parties.  Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are indefeasibly paid in full in cash (other than contingent indemnification obligations) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash (other than contingent indemnification obligations that have not yet arisen).  Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Agent and the other Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Agent and the other Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

(b)           Subordination of Intercompany Indebtedness.  Each Guarantor agrees that any and all claims of such Guarantor against the Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness.  Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Agent and the other Secured Parties in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Guaranteed Document have been terminated.  If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash) pursuant to the terms of the Guaranteed Documents.  Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Guaranteed Document among the Borrower, the Agent and the other Secured Parties, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Agent and shall forthwith deliver the same to the Agent in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Agent.  If any such Guarantor fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees is irrevocably authorized to make the same.  Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnification obligations and expense reimbursement obligations to the extent that, in each case, no claims giving rise thereto have been asserted) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Guaranteed Document among the Borrower and the Secured Parties have been terminated, no Guarantor will assign or transfer to any Person (other than the Agent) any claim any such Guarantor has or may have against any Obligor.

SECTION 7.           Contribution with Respect to Guaranteed Obligations.

(a)           To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than contingent indemnification obligations and expense reimbursement obligations to the extent that, in each case, no claims giving rise thereto have been asserted), such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)           As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)           This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)           The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)           The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than contingent indemnification obligations that have not yet arisen and expense reimbursement obligations to the extent no claims giving rise thereto have been asserted).

SECTION 8.           Limitation of Guaranty.  Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.  In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 9.           Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Borrower under the Loan Agreement or any other Guaranteed Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Loan Agreement or any other Guaranteed

Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent.

SECTION 10.         Notices.  All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 9.01 of the Loan Agreement with respect to the Agent at its notice address therein and, with respect to any Guarantor, in the care of the Borrower at the address of the Borrower set forth in the Loan Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose in accordance with the provisions of Section 9.01 of the Loan Agreement. Agent agrees to provide each Guarantor, as applicable, notice of any amount due or performance due under this Guaranty and further agrees that each Guarantor shall have two (2) business days to pay such amount or perform such act pursuant to the terms of this Guaranty.

SECTION 11.         No Waivers.  No failure or delay by the Agent and the other Secured Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty and the other Guaranteed Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 12.         Successors and Assigns.  This Guaranty is for the benefit of the Agent and the other Secured Parties and their respective successors and permitted assigns pursuant to the terms of the Guaranteed Documents, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of the Agent, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Guaranteed Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

SECTION 13.         Changes in Writing.  Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a Guaranty Supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Agent.

SECTION 14.         Governing Law; Jurisdiction.

(a)           THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)           Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Guaranteed Document, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty or any other Guaranteed Document shall affect any right that the Agent may otherwise have to bring any action or proceeding relating to this Guaranty or any other Guaranteed Document against any Guarantor or its properties in the courts of any jurisdiction.

(c)           Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Guaranteed Document in any court referred to in paragraph (b) of this Section.  Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 10 of this Guaranty, and each of the Guarantors hereby appoints the Borrower as its agent for service of process.  Nothing in this Guaranty or any other Guaranteed Document will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

SECTION 15.         WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTEED DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GUARANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GUARANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GUARANTORS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 16.         No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Guaranty.  In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 17.         Taxes, Expenses of Enforcement, Etc.

(a)           Taxes.

Each payment by any Guarantor hereunder or under any promissory note shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable recipient receives the amount it would have received had no such withholding been made.

(ii)           In addition, such Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(iii)          As soon as practicable after any payment of Indemnified Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(iv)          The Guarantors shall jointly and severally indemnify each recipient for any Indemnified Taxes that are paid or payable by such recipient in connection with any Loan Document (including amounts payable under this Section 17(a)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 17(a) shall be paid within ten (10) days after the recipient delivers to any Guarantor a certificate stating the amount of any Indemnified Taxes so payable by such recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so payable absent manifest error. Such recipient shall deliver a copy of such certificate to the Agent.

(v)           If a recipient determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 17(a) (including additional amounts paid pursuant to this Section 17(a)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the applicable recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of the applicable recipient, shall repay to such recipient the amount paid pursuant to this Section 17(a) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event the applicable recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 17(a), in no event will the applicable recipient be required to pay any amount to any indemnifying party pursuant to this Section 17(a) if such payment would place the applicable recipient in a less favorable position (on a net after-Tax basis) than such recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 17(a) shall not be construed to require the applicable recipient to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(b)           Expenses of Enforcement, Etc.  The Guarantors agree to reimburse the Agent and the other Secured Parties for any reasonable costs and out-of-pocket expenses (including attorneys’ fees) paid or incurred by the Agent and the other Secured Parties in connection with the collection and enforcement of amounts due under the Guaranteed Documents, including without limitation this Guaranty.

SECTION 18.         Setoff.  At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), the Agent and the other Secured Parties may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, set off and apply toward the payment of all or any part of the Guaranteed Obligations any obligations at any time owing by such the Agent or such other Secured Party or any of their Affiliates to or for the credit or the account of any Guarantor against any of and all the Guaranteed Obligations, irrespective of whether or not the Agent shall have made any demand under this Guaranty and although such obligations may be unmatured.  The rights of the Agent and each other Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which the Agent and such other Secured Party may have.

SECTION 19.         Financial Information.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, the other Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Agent or any other Secured Parties shall have any duty to advise such Guarantor of information known to it regarding such condition or any such circumstances.  In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, the Agent and the other Secured Parties shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which the Agent or any other Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

SECTION 20.         Severability.

(a)           Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

(b)           Any individual Guaranteed Document, or any provision in any Guaranteed Document, that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting any other Guaranteed Document or any other provision in such Guaranteed Document in that jurisdiction or the operation, enforceability, or validity of that provision or that Guaranteed Document in any other jurisdiction, and to this end each Guaranteed Documents and the provisions of each of the Guaranteed Documents are declared to be severable.

SECTION 21.         Merger.  This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between each such Guarantor, the Agent and any other Secured Party.

SECTION 22.         Headings.  Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 23.         Judgment Currency.  For the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that which is published in respect of such Specified Currency by the Wall Street Journal on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of each Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by any Secured Party (including the Agent), as the case may be, of any sum adjudged to be so due in such other currency such Secured Party (including the Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency.  If the amount of the Specified Currency so purchased is less than the sum originally due to such Secured Party (including the Agent), as the case may be, in the Specified Currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party (including the Agent), as the case may be, against such loss.

SECTION 24.         No Termination.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full pursuant to the terms of this Guaranty. All payments under this Guaranty shall be made to the Agent in Dollars.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

A123 SECURITIES CORPORATION
By:
Name:
Title:

A123 KOREA CO., LTD.

By:
Name:
Title:

A123 SYSTEMS (CHINA) MATERIALS CO., LTD.

By:
Name:
Title:

A123 SYSTEMS ZHENJIANG CO., LTD

By:
Name:
Title:

A123 SYSTEMS GMBH

By:
Name:
Title:

A123 SYSTEMS HONG KONG LTD.

By:
Name:
Title:

Signature Page to Guaranty

Acknowledged and Agreed to:

WANXIANG AMERICA CORPORATION, as Agent

By:
Name:
Title:

Signature Page to Guaranty

ANNEX I TO GUARANTY

Reference is hereby made to the Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 16, 2012, made by each of the Subsidiaries of A123 Systems, Inc. (the “Borrower”) listed on the signature pages thereto (each an “Initial Guarantor”, and together with any additional Subsidiaries which become parties to the Guaranty by executing Guaranty Supplements thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of the Agent, for the benefit of the Lenders under the Loan Agreement and the Holders under the Securities Purchase Agreement.  Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [                                ] [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto.  By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, the New Guarantor has executed and delivered this Annex I counterpart to the Guaranty as of this                      day of                   , 20      .

[NAME OF NEW GUARANTOR]

By:
Name:
Title: